Exhibit 10.1

EQUIPMENT PURCHASE AGREEMENT

This Equipment Purchase Agreement (“Agreement”) is made and entered into as of the 29th day of June, 2010, by and between SEACAP Leasing Associates II LLC, a Delaware limited liability company, (hereinafter, “Purchaser”), and National Coal Corporation, a Tennessee corporation (hereinafter, “Seller”) (collectively, the “Parties”).

RECITALS:

WHEREAS, Seller desires to sell the “Equipment,” the “Supplies” and the “Records” (each as hereinafter defined) to Purchaser upon the terms and subject to the conditions set forth in this Agreement.

WHEREAS, Purchaser desires to purchase the Equipment, the Supplies, and the Records from Seller upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

A. PURCHASE AND SALE OF EQUIPMENT.

1. PURCHASE AND SALE. In consideration of the payment by Purchaser to Seller on the date hereof of the sum of FOUR MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,100,000.00) (the “Purchase Price”), the receipt of which is hereby acknowledged by Seller, Seller hereby sells, conveys, assigns, transfers and delivers unto Purchaser, its successors and assigns, free and clear of all mortgages, liens, security interests, pledges, claims, charges or other encumbrances of any nature whatsoever (other than the lien for ad valorem property taxes not yet due and payable), and Purchaser hereby purchases and accepts, all of Seller’s rights, title and interests under, in and to:

(a) all machinery, equipment, vehicles, computer hardware and software, furnishings and fixtures of Seller wherever located, including without limitation, the machinery, equipment and other items of tangible personal property set forth or identified on Exhibit A attached hereto and made a part hereof (collectively, the “Equipment”);

(b) all supplies, spare parts, tools, accessories and maintenance equipment, including without limitation, any of the same that may be set forth or identified on Exhibit A (collectively, “Supplies”); and

(c) all books, records, operating manuals, maintenance logs, owner’s manuals and other similar information relating to any of the foregoing items of Equipment or Supplies (collectively, the “Records”).

TO HAVE AND TO HOLD the above described Equipment, Supplies and Records unto Purchaser, its successors and assigns, for its and their own use, forever. To further evidence the foregoing sale, conveyance, assignment and transfer of the Equipment, Supplies and Records to

Purchaser, Seller executed and delivered to Purchaser on the date hereof a Bill of Sale in the form attached hereto as Exhibit B. Purchaser shall be solely responsible for the payment of any transfer taxes that may result from any of the transactions contemplated in this Article A, Section 1.

Purchaser shall take possession of the Equipment, Supplies and Records a NCC Mine #3, 7653 New River Hwy, Devonia, TN 37710, where such Equipment, Supplies and Records currently are located, and Purchaser shall, at Purchaser’s expense, remove the Equipment, Supplies and Records from such locations as soon as practicable following the date of hereof, but in any event within 30 days following the date hereof. Seller shall cooperate with Purchaser in relocating the Equipment, Supplies and Records, including by providing Purchaser with access to its premises during normal business hours to allow Purchaser to remove the Equipment, Supplies and Records.

2. ASSIGNMENT OF RIGHTS; ENFORCEMENT. In consideration of the payment by Purchaser to Seller of the Purchase Price, Seller hereby further irrevocably assigns to Purchaser, its successors and assigns, any and all product warranties, vendor warranties or guarantees and/or service contracts or the like to which Seller may be a party or beneficiary, covering or relating to any of the Equipment or Supplies, or relating to the use, condition, servicing, repair or upkeep thereof (collectively, the “Related Rights”), in each case to the extent the Related Rights are either freely assignable by Seller to Purchaser without the prior consent or approval of the vendor or other party extending or obligated for the same, or are the subject of a written consent to such assignment granted by that vendor or other party. In the event a particular vendor or other party fails or refuses for any reason to consent to the assignment to Purchaser of any Related Rights, or otherwise objects to the enforcement of such Related Right or the validity thereof following the date hereof on the basis that the assignment to Purchaser contemplated herein was not authorized or is invalid, Seller nonetheless agrees to fully enforce (for the sole benefit of Purchaser) any and all rights that Seller may have against that vendor or third party pursuant to that Related Right upon the reasonable request of Purchaser or its successor or assign from time-to-time, and agrees to remit and pay solely to Purchaser any recoveries that may be made by Seller as a result thereof, without set-off, deduction or counterclaim.

3. SPECIFIC WARRANTIES. Seller hereby represents and warrants to Purchaser that:

(a) Title and Authority. Seller is the sole record and beneficial owner of the Equipment, Supplies and Records, with the absolute power and authority to sell, convey, assign, transfer and deliver the same to Purchaser as contemplated herein, and has good and marketable title to those assets and properties, free and clear of all mortgages, liens, security interests, pledges, claims and charges of any nature whatsoever, other than the lien for ad valorem taxes not yet due and payable.

(b) Condition. The Equipment and Supplies are in good working order, condition and state of repair, ordinary wear and tear excepted.

EXCEPT AS EXPRESSLY PROVIDED ABOVE, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED REGARDING THE EQUIPMENT, THE SUPPLIES OR THE RECORDS, OR THE CONDITION THEREOF, AND HEREBY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS OR WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE EQUIPMENT IS BEING SOLD “AS IS, WHERE IS”.

4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser that: Seller is an entity legally formed and validly existing, in good standing, under the laws of the state of its formation, with full power to enter into this Agreement and to pay and perform all of its obligations hereunder; this Agreement has been duly authorized, executed and delivered by Seller and constitutes the valid, legal and binding obligation of Seller, enforceable in accordance with its terms; no approval is required from any governmental unit nor from any other person, firm or corporation with respect to the execution or performing this Agreement; and no lien which now or may hereafter cover or attach to any property of Seller attaches or will attach to the Equipment, Supplies or Records, or affects or will affect adversely Purchaser’s right, title and interest therein.

B. MISCELLANEOUS

1. DEFAULT. The occurrence of any one or more of the following shall be a default under this Agreement: (i) Seller fails to observe or perform any other covenant, condition or agreement under this Agreement; and/or (ii) Seller makes or gives any inaccurate or false statement to Purchaser in connection with this Agreement;

2. REMEDIES. Upon the occurrence of any default, at its option, Purchaser may do any or all of the following: recover from Seller any and all damages that may have been incurred by Purchaser as a result of the default; and recover all other costs and expenses incurred by Purchaser on account of such default, including, but not limited to, all court costs, attorneys’ fees and collection agency fees. The rights of Purchaser hereunder are not exclusive, but are in addition to any rights or remedies provided by law or in equity.

3. WAIVERS BY PURCHASER. Neither any failure nor any delay on the part of Purchaser in exercising any right, power or remedy hereunder or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4. MODIFICATIONS. No modifications or waiver of any provision of this Agreement and no consent by Purchaser to any departure by Seller therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Seller in any case shall entitle Seller to any other or further notice or demand in the same, similar or other circumstances.

5. NOTICES. Any notice, request or other communication in connection with this Agreement shall be in writing and, if sent by registered or certified mail, shall be deemed to have been given when received by the party to whom directed, or, if sent by mail but not registered or certified, when deposited in the mail, postage prepaid, provided that any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto):

If to Purchaser:	National Coal Corporation
8915 George Williams Road
Knoxville, TN 37923
Attn: Daniel A. Roling
Fax: (865) 691-9982
Email: droling@nationalcoal.com

If to Purchaser:	SEACAP Leasing Associates II LLC
2200 Eller Drive
Ft Lauderdale, FL 33316
Attn: Legal Department
Fax:

Notwithstanding anything to the contrary, all notices and demands for payment from Purchaser actually received in writing by Seller shall be considered to be effective upon receipt thereof by Seller regardless of the procedure or method utilized to accomplish such delivery thereof to Seller.

6. APPLICABLE LAW AND CONSENT TO JURISDICTION. The performance and construction of this Agreement shall be governed by the internal laws of the Commonwealth of Kentucky. Seller agrees that any suit, action or proceeding instituted against Seller with respect to this Agreement may be brought in any court of competent jurisdiction located in the Commonwealth of Kentucky. By its execution hereof, Seller hereby irrevocably waives any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. Seller hereby irrevocably accepts and submits to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

7. SURVIVAL. All of Seller’s covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and all of Purchaser’s rights, privileges and indemnities under this Agreement, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the termination of this Agreement, shall survive and continue in full force and effect after termination of this Agreement.

8. SEVERABILITY. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

9. MERGER AND INTEGRATION. This Agreement contains the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

10. HEADINGS. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

IN WITNESS WHEREOF, Purchaser and Seller have executed or caused this Agreement to be executed as of the date first written above.

SEACAP LEASING ASSOCIATES II LLC

By:	/s/ Dan Arlehten

Title:	Vice President
(“PURCHASER”)

NATIONAL COAL CORPORATION

By:	/s/ Daniel A. Roling
DANIEL A. ROLING

Title:	PRESIDENT AND CEO
(“SELLER”)

EXHIBIT A

EQUIPMENT DESCRIPTION

Superior Highwall Mining System with serial number of SHM-37V/800, including, without limitation, all attachments, accessions, additions, enhancements and replacements thereto or therefore, further including, without limitation, the components listed below, together with any and all repair or spare parts, replacement parts, software, hardware, manuals, service logs, and books and records related to any or all of the foregoing:

1.	Cab

2.	Baseframe

3.	Powerhead

4.	Vertical Auger, including Conveyor Belt

5.	Superbeam Structures including Tracks

6.	BPM Room

7.	ECM Room

8.	Hose Reel and Components

9.	PTM 1

10.	Pushbeams (40)

11.	Low Profile Cutter Module (Short)

12.	Low Profile Cutter Module (Long)

13.	Parts Trailer and Components

14.	995V Track Generator

EXHIBIT B

FORM OF BILL OF SALE

For valuable consideration, the receipt of which is hereby acknowledged, NATIONAL COAL CORPORATION (hereinafter the “Seller”), having its principal place of business at 8915 George Williams Road, Knoxville, TN 37923, hereby sells, assigns and transfers all of its right, title and interest in and to the Property described herein to:

SEACAP Leasing Associates II LLC (hereinafter the “Buyer”)

2200 Eller Drive

Ft Lauderdale, FL 33316

Property: Superior High Wall Mining System S/N SHM-37V/800, as described more particularly on Exhibit A attached hereto and incorporated herein by reference, located at NCC Mine #3, 7653 New River Hwy, Devonia, TN 37710, (hereinafter the “Property”).

Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said Property, that said Property is free and clear of all liens, charges and encumbrances, and that Seller has full right and power and authority to sell, assign and transfer said Property, and to make this Bill of Sale, an that said sale has been duly authorized by all necessary action of Seller. Seller hereby assigns to Buyer all manufacturer, vendor and licensor representations, warranties and indemnities with respect to the Property.

NATIONAL COAL CORPORATION

By:	/s/ Daniel A. Roling
Daniel A. Roling, President & CEO

Date: June 29, 2010

EXHIBIT A

EQUIPMENT DESCRIPTION

Superior Highwall Mining System with serial number of SHM-37V/800, including, without limitation, all attachments, accessions, additions, enhancements and replacements thereto or therefore, further including, without limitation, the components listed below, together with any and all repair or spare parts, replacement parts, software, hardware, manuals, service logs, and books and records related to any or all of the foregoing:

1.	Cab

2.	Baseframe

3.	Powerhead

4.	Vertical Auger, including Conveyor Belt

5.	Superbeam Structures including Tracks

6.	BPM Room

7.	ECM Room

8.	Hose Reel and Components

9.	PTM 1

10.	Pushbeams (40)

11.	Low Profile Cutter Module (Short)

12.	Low Profile Cutter Module (Long)

13.	Parts Trailer and Components

14.	995V Track Generator

2